Exhibit 10.1

ACME UNITED CORPORATION
2012 EMPLOYEE STOCK OPTION PLAN

1.  PURPOSE

The purpose of this plan (the “Plan”) is to promote the interests of Acme United Corporation (the "Corporation”) by enabling its key employees to acquire an increased proprietary interest in the Corporation and thus to share in the future success of the Corporation's business. Accordingly, the Plan is intended as a means not only of attracting and retaining outstanding management personnel but also of promoting a closer identity of interests between employees and stockholders. Since the employees eligible to receive Options under the Plan will be those who are in a position to make important and direct contributions to the success of the Corporation, the Directors believe that the grant of the Options under the Plan will be in the best interests of the Corporation.

2.  DEFINITIONS

Unless the context clearly indicates otherwise, the following terms when used in the Plan, shall have the meanings set forth in this Section 2.

(a)	"Beneficiary" means the person or persons who shall acquire the right to exercise an option by bequest or inheritance.

(b)	“Board of Directors" or "Board” means the Board of the Directors of the Corporation.

(c)	“Code" means the Internal Revenue Code of 1986, as amended from time to time, and related treasury regulations.

(d)	“Committee" means the Compensation Committee of the Board which consists of two or more members of the Board in accordance with Section 4(b), below.

(e)	“Common Stock” shall mean common stock, par value S2.50 per share, of the Corporation.

(f)	"Disability" means a disability as defined in the Corporation's Long-Term Disability Plan, as amended from time to time.

(g)
“Fair Market Value" shall mean the closing price for a share of the Common Stock on the date on which the option is granted, determined as follows:  if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the closing price of a share of Common Stock (or if no sales were reported on that date, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the date of determination.  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board, acting on the recommendation of the Committee, and such determination shall be conclusive and binding on all persons.

(h)	“Incentive Stock Option" shall mean a stock option granted pursuant to this Plan and intended to satisfy the requirements of Section 422 of the Code.

(i)	“Option" shall mean a stock option granted pursuant to the Plan.

(j)	“Optionee" shall mean a person to whom an Option has been granted under the Plan.

(k)	“Option Agreement" shall mean the written agreement to be entered into by the Corporation and the Optionee, as provided in Section 6 hereof.

(l)	“Retirement” shall mean retirement pursuant to the 401(k) Profit Sharing Plan for Employees of Acme United Corporation, as amended from time to time.

(m)	“Share" shall mean the Common Stock of the Corporation, as adjusted in accordance with Section 16 of the Plan.

(n)	"Subsidiary" shall mean any subsidiary corporation of the Corporation within the meaning of Section 424(f)of the Code (or a successor provision of similar import).

Where used herein, unless the context indicates otherwise, words in the masculine form shall be deemed to refer to females as well as to males.

3. SHARES SUBJECT TO THE PLAN

(a)
The stock to be covered by the Options is the Common Stock of the Corporation. The aggregate number of shares of Common Stock which may be delivered on exercise of the Options is 170,000 shares, subject to adjustment pursuant to Section 16.

(b)
As determined by the Board from time to time, such shares may be previously issued shares reacquired by the Corporation or authorized but unissued shares. If any Option expires or terminates for any reason without having been exercised in full, the Shares covered by the unexercised portion of such Option shall again be available for future grants of Options, within the limits specified above. However, shares delivered or withheld by the Company to satisfy any tax withholding obligation shall not become available again for future Option grants.

4. ADMINISTRATION OF THE PLAN

(a)
The Plan shall be administered by the Board of Directors of the Corporation, which shall accept, amend, or reject recommendations made by the Committee. In addition to its duties with respect to the Plan stated elsewhere in the Plan, Board shall have full authority, consistent with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable and to make all other determinations necessary or desirable for the administration of the Plan. All decisions, determinations, and interpretations of the Board shall be binding upon all persons.

(b)
The Committee shall consist of members of the Board who (i) are “outside directors,” as defined under Section 162(m) of the Code; (ii) “non-employee directors,” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (iii) “independent,’ as defined in Section 803 of rules of the NYSE Amex, as said sections and rule may be amended or superseded from time to time.

(c)
The Board may, with the consent of the Optionee, substitute Options which are not intended to be Incentive Stock Options for outstanding Incentive Stock Options. Any such substitution shall not constitute the grant of a new Option for the purposes of this Plan, and shall not require a revaluation of the Option exercised prior to the substituted Option. Any such substitution shall be implemented by an amendment to the applicable Option Agreement or in such other manner as the Board in its discretion shall determine.

(d)
The Committee, subject to the approval of the Board, shall make such provision as it deems necessary or appropriate for the withholding of any federal, state, local or other tax required to be withheld with regard to the exercise of an Option under the Plan.

5. EMPLOYEES ELIGIBLE TO RECEIVE OPTIONS

(a)
The Board, upon the recommendation of the Committee, shall from time to time in its discretion select the employees to whom the options shall be granted from among the key employees of the Corporation and any Subsidiary.

(b)	Members of the Board of Directors who are not regular salaried employees of the Corporation or a Subsidiary shall not be eligible to receive Options under this Plan.

(c)	An individual employee may receive more than one Option.

6. OPTION AGREEMENT

(a)	No Option shall be exercised by an Optionee unless he or she shall have executed and delivered an Option Agreement.

(b)	Appropriate officers of the Corporation are hereby authorized to execute and deliver Option Agreements in the name of the Corporation as directed from time to time by the Board.

7. GRANTS OF OPTIONS

(a)
The Board, acting upon the recommendation of the Committee, shall in it discretion determine the time or times when Options shall be granted and the number of shares of Common Stock to be subject to each Option.

(b)
The aggregate fair market value (determined as of the date the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all stock option plans of the Corporation and its Subsidiaries) shall not exceed $100,000.00.

(c)
No Incentive Stock Option shall be granted to an employee who, at the time the Option is granted, owns (within the meaning of Section 422(b)(6) of the code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation unless the following requirements are satisfied: (i) notwithstanding the provisions of Section 8, the purchase price for each share of common stock subject to an Option shall be at least 110 percent of the Fair Market Value of the Common Stock subject to the Option; and (ii) the Option is not exercisable after the expiration of five (5) years from the date such Option is granted.

(d)	The Board may in its discretion grant Options that are intended to constitute Incentive Stock Options or options that are intended to be non-qualified options.

(e)
 Each Option shall be evidenced by an Option Agreement, in such form as the Board shall from time to time approve, which shall state the terms and conditions of the Option in accordance with the Plan, and also shall contain such additional provisions as may be necessary or appropriate under applicable laws, regulations, and rules.

8. OPTION PRICE

Subject to Section 7(c), the purchase price for each share of Common Stock subject to an Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Option is granted provided, however, that the purchase price shall not be less than the par value of the Common Stock which is the subject of the Option.

9. OPTION PERIOD; EXERCISE RIGHTS

a)	Each Option shall be for such term as the Board shall determine, but not more than ten years from the date it is granted, and shall be subject to earlier termination as provided in Section 1O.

b)
Subject to (i) the continued employment of Optionee and (ii) Sections 10 and 17, below, Options shall vest and therefore become exercisable in four equal installments on the first day after each of the first, second, third and fourth anniversaries of the Option grant.

c)
Upon the purchase of shares of Common Stock under an Option, the Stock certificate or certificates may, at the request of the purchaser, be issued in his name and the name of another person as joint tenants with the right of survivorship.

d)
The exercise of each Option granted under the Plan shall be subject to the condition that if at any time the Corporation shall determine in its discretion that the listing, registration, or qualification of any shares of Common Stock otherwise deliverable upon such exercise upon any securities exchange or under any State or Federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation. Any such postponement shall not extend the time within which the Option may be exercised; and neither the Corporation nor its directors or officers shall have any obligation or liability to the Optionee or to a Beneficiary with respect to any shares of Common Stock as to which the Option shall lapse because of such postponement.

e)
No fractional shares of Common Stock shall be issuable or issued upon exercise of any Option.  In lieu of a fractional share, the Company shall pay to the Optionee cash in an amount equal to the Fair Market Value of the fractional share which the Optionee would otherwise have been entitled to receive, with such amount to be determined on the date of exercise of the relevant Option.

10. EXERCISE RIGHTS UPON TERMINATION OF EMPLOYMENT

(a)
Retirement
Except as provided in paragraph (e) of this section 10, if an Optionee retires under a retirement or pension plan of the Corporation or of a Subsidiary, the Optionee's Option shall terminate one year after the date of such retirement but in no event later than the date on which it would have expired if the Optionee had not retired, provided, however, that if the Option is exercised later than three months from the date of such retirement such Option shall not constitute an Incentive Stock Option. During such period the Optionee may exercise the Option in whole or in part notwithstanding the limitations of Section 9(b) or any limitation that may have been set by the Board pursuant thereto.

(b)
Disability
Except as provided in paragraph (e) of this section 10, if an Optionee becomes disabled, the Optionee may exercise the Option (i) within one year after the date of Disability, but in no event later than the date on which it would have expired if the Optionee had not become disabled, or (ii) within such other period, not exceeding three years after the date of Disability, as shall be prescribed in the Option Agreement; provided, however, that if the Option is exercised later than one year after the date of Disability, it shall not constitute an Incentive Stock Option. During such period the Optionee may exercise the Option in whole or in part notwithstanding the limitations of Section 9(b) or any limitation that may have been set by the Board pursuant thereto.

(c)
Death
If an Optionee dies during a period in which he or she is entitled to exercise an Option (including the period referred to in paragraphs (a),(b),(d),and (e)of this Section 1O), the Option may be exercised at any time within one year from the date of the Optionee's death, but in no event later than the date on which it would have expired if the Optionee had lived, by the Optionee's Beneficiary, in whole or in part notwithstanding the limitations of Section 9(b) or any limitation that may have been set by the Board pursuant thereto.

(d)
Termination of Employment for Any Other Reason
Except as provided in paragraph (e) of this section 10, if an Optionee ceases to be employed by the   Corporation or a Subsidiary for any reason other than retirement, disability, or death, the Optionee's Option shall terminate 30 days after the date of such cessation of employment, but in no event later than the date on which it would have expired if such cessation of employment had not occurred. During such period the option may be exercised only to the extent that the Optionee was entitled to do so under Section 9(b) at the date of cessation of employment unless the Board, in its sole and nonreviewable discretion, permits exercise of the Option to a greater extent.  Except to the extent required by law, the employment of an Optionee shall not be deemed to have ceased upon his or her absence from the Corporation or a Subsidiary on a leave of absence granted in accordance with the usual procedure of the Corporation or Subsidiary.

(e)
Notwithstanding any language of the Plan to the contrary, if an Optionee ceases to be employed by the Corporation or a Subsidiary and becomes, or continues to be, a member of the Board of Directors prior to the time the Optionee’s Option(s) would have otherwise expired  pursuant to this Section 10, the Optionee’s Option(s) shall continue to vest in accordance with Section 9(b) hereof and shall continue to be exercisable for the remainder of the term of the Option(s); provided, that, if an Optionee described in this Section 10(e) ceases to be a member of the Board of Directors for any reason, the Optionee’s Option(s) shall terminate in accordance with the provisions of Section 2.4(a) of the Amended and Restated Acme United Corporation Non-Salaried Director Stock Option Plan.  Any Incentive Stock Option which is not exercised by the Optionee within the three-month period immediately following the Optionee’s termination of employment, or, in the case of termination of employment on account of Disability, within one year after the date of Disability, shall cease to be an Incentive Stock Option.

11. METHOD OF EXERCISE

(a)
Each exercise of an Option shall be by written notice to the Secretary of the Corporation, stating the number of shares to be purchased. An Option may be exercised with respect to all, or any part of, the Shares of Common Stock as to which it is exercisable at the time.

(b)	The purchase price of the shares being purchased shall be paid in full at the time the Option is exercised. Such payment shall be made in cash in United States currency.

12. NONTRANSFIERABILITY OF OPTIONS

Each Option shall be nonassignable and nontransferable by the Optionee other than by will or by the laws of descent and distribution. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

13. SHAREHOLDER RIGHTS

No person shall have any rights of a shareholder by virtue of an Option except with respect to shares actually issued to him and registered on the transfer books of the Corporation, and the issuance of shares shall confer no retroactive right to dividends.

14. USE OF PROCEEDS

The proceeds received by the Corporation from the sale by it of shares of Common Stock to persons exercising an Option pursuant to the Plan will be used for the general purposes of the Corporation or any Subsidiary.

15. GENERAL PROVISIONS

The grant of an Option in any year shall not give the Optionee any right to similar grants in future years or any right to be retained in the employ of the Corporation or any Subsidiary.

16. ADJUSTMENT UPON CHANGES IN CAPITALIZATION

If there is a change in the number or kind of outstanding shares of the Corporation’s stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, or other similar event, appropriate adjustments shall be made by the Board to the number and kind of shares subject to the Plan, the number and kind of shares under Options then outstanding, the maximum number of shares available for Options or the Option Price and other relevant provisions.

17. EFFECT OF MERGER OR OTHER REORGANIZATION

If the Corporation shall be the surviving corporation in a merger or other reorganization, an Option shall extend to stock and securities of the Corporation to the same extent that a holder of that number of Shares immediately before the merger or consolidation corresponding to the number of Shares covered by the Option would be entitled to have or obtain stock and securities of the Corporation under the terms of the merger or consolidation. If the Corporation dissolves, sells substantially all of its assets, is acquired in a stock for stock or securities exchange, or is a party to a merger or other reorganization in which it is not the surviving corporation (each of the foregoing being referred to as a “Transaction”), then each Option shall fully vest and become fully exercisable commencing upon the date the action of the shareholders (or the Board if shareholders’ action is not required) is taken to approve the Transaction and thereafter may be exercised for a period of sixty (60) days, and, upon the expiration of that period, all Options and all rights thereto shall automatically terminate; provided, however, that each Option to purchase shares authorized for issuance under the Plan by shareholder action taken on or after April 25, 2011, shall, instead, fully vest and become fully exercisable upon the occurrence of a Transaction and thereafter may be exercised for a period of sixty (60) days, and, upon the expiration of that period, each such Option and all rights thereto shall automatically terminate.

18. TERMINATION; AMMENDMENTS

(a)
The Board may at any time terminate the Plan. Unless the Plan shall previously have been terminated by the Board, it shall terminate on February 21, 2022. No Option may be granted after such termination.

(b)
The Board may at any time or times amend the Plan or amend any outstanding Option for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law.

(c)
Except as provided in Section 16, no such amendment shall, without the approval of the shareholders of the Corporation: (i) increase the maximum number of shares of Common Stock for which the Options may be granted under the Plan; (ii) reduce the Option price of outstanding Options; (iii) extend the period during, which Options may be granted; (iv) materially increase in any other way the benefits accruing to Optionees; or (v) change the class of persons eligible to be Optionees.

(d)
No termination or amendment of the Plan shall without the consent of an Optionee or Beneficiary, adversely affect the Optionee's or Beneficiary's right under any Option previously granted, but it shall be conclusively presumed that any adjustment for changes in capitalization in accordance with Section 16 hereof does not adversely affect any such right.

19. EFFECTIVE DATE

The effective date of the Plan is February 21, 2012.

20. GOVERNING LAW

The Plan shall be construed and its provisions enforced and administered in accordance with and under the laws of Connecticut except to the extent that such laws may be superseded by any Federal law.